Exhibit 99.9

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! ! ! ! ! ! For Against Abstain JOHN MARSHALL BANCORP, INC. 1. A proposal to approve the issuance of shares of John Marshall Bancorp, Inc. (“JMSB”) common stock, par value $0.01 per share (“JMSB Common Stock”) in the first merger where George Sub, Inc., a Virginia corporation and direct wholly owned subsidiary of JMSB (“George Sub”) will merge with and into Eagle Financial Services Inc. (“EFSI”), with EFSI continuing as the surviving corporation as contemplated by the Agreement and Plan of Merger, dated as of September 7, 2026, by and among JMSB, EFSI and George Sub (as that agreement may be amended from time to time, the “Merger Agreement”), and the first plan of merger (the “Plan of Merger”), including any shares of JMSB Common Stock issued and the removal of certain restrictions pursuant to Section 2.3 of the Merger Agreement with respect to any outstanding EFSI Restricted Stock Award (as defined in the Merger Agreement) and any outstanding JMSB Restricted Stock Award (as defined in the Merger Agreement) (the “JMSB Share Issuance Proposal”); and 2. A proposal to approve one or more adjournments of the JMSB special meeting of shareholders, if necessary or appropriate, to solicit additional proxies in favor of approval of the JMSB Share Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of JMSB Common Stock. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): JOHN MARSHALL BANCORP, INC. ATTN: JAKE GRUNINGER – FINANCE DEPARTMENT 1943 ISAAC NEWTON SQUARE EAST, SUITE 100 RESTON, VA 20190 T04440-TBD VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above During The Meeting - Go to www.virtualshareholdermeeting.com/JMSB2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: T04441-TBD JOHN MARSHALL BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Philip R. Chase and Michael A. Garcia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of JOHN MARSHALL BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued, and must be signed and dated on the other side The Proxy Statement for the Special Meeting is available at www.proxyvote.com. NOVEMBER 19, 2026, AT 1:00 P.M., EASTERN TIME to be held on November 19, 2026, at 1:00 p.m., Eastern Time, virtually at, www.virtualshareholdermeeting.com/JMSB2026SM and any adjournment or postponement thereof.